UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): October 14, 2025

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41926	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2025, the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) appointed Ryan L. Vardeman as a Class III director of the Board, with a term expiring as of the Company’s 2027 Annual Meeting of Stockholders. Mr. Vardeman was nominated pursuant to the terms of the previously announced Exchange Agreement, dated August 11, 2025 (the “Exchange Agreement”), by and among the Company and certain former holders (each, a “Noteholder”, and collectively, the “Noteholders”) of the Company’s 0% Senior Convertible Notes due 2026 (the “2026 Notes”), together with thorough review pursuant to the Company’s standard nominating and corporate governance processes. Any committee appointments for Mr. Vardeman will be subsequently disclosed.

Mr. Vardeman serves as a principal of Palogic Value Management, L.P., a Dallas, Texas based investment management company co-founded by Mr. Vardeman in January 2007. Mr. Vardeman has extensive corporate strategy, operating, financial and investment experience including capital structure analysis, with a focus on small-cap equities, and investing in a broad range of industries with an emphasis on technology and software companies. Mr. Vardeman previously served on the board of directors of BSQUARE Corporation from 2018 to 2023 (including serving as the Chairman of the board of directors, Chairman of the Compensation Committee, and a member of the Governance and Nominating Committee), and INTEVAC, Inc. from November 2024 to March 2025. Mr. Vardeman holds a B.S. in Electrical Engineering and Computer Science from Texas Tech University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

Mr. Vardeman will receive standard annual director fees and benefits, as well as an initial grant of equity under the Company’s Amended and Restated 2019 Stock Incentive Plan.

The Company intends to enter into its form of director and executive officer indemnification agreement with Mr. Vardeman, a copy of which has been filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2012.

Item 404(a) disclosure

Palogic Value Fund, LP, the general partner of which is Palogic Value Management LP, participated as a Noteholder in the transactions contemplated by the Exchange Agreement, and received as consideration for the exchange of its 2026 Notes (i) approximately $1.3 million in cash, (ii) approximately $3.3 million principal amount of the Company’s Second Lien Senior Subordinated Secured Notes due 2029, (iii) 1,592,984 shares (or 106,198 shares on a post-reverse-split basis) of the Company’s common stock, par value $0.001 per share, and (iv) 762 shares of the Company’s Series B Fixed Rate Convertible Perpetual Preferred Stock.

Item 8.01 Other Events.

On October 20, 2025, the Company issued a press release announcing the appointment of Mr. Vardeman. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description
99.1	Press Release issued by the Company on October 20, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 20, 2025
LIVEPERSON, INC.
(Registrant)

By:    /s/ MONICA L. GREENBERG
Monica L. Greenberg
Executive Vice President, Policy and General Counsel